TIX CORPORATION REPORTS SECOND QUARTER 2009 AND FIRST SIX MONTH RESULTS

Second Quarter 2009 Revenue Increased 58% to $26.6 Million, Compared to $16.9 Million in the Prior Year Period

Company Generated $4.4 Million of Net Cash from Operations for the First Half of 2009, Compared to $2.5 Million in the Prior Year Period

All Three Business Segments of Ticketing, Exhibit Merchandising and Live Entertainment were Profitable for the Six Months Ended June 30, 2009

The Company Increased its Cash Balance to $12.9 million as of
June 30, 2009 Compared to $9.2 million as of December 31, 2008;
The Company Has No Debt

Company Expects Continued Revenue Growth and Improved Profitability for the Second Half of 2009

STUDIO CITY, Calif., August 6, 2009 — Tix Corporation (Nasdaq:TIXC), a leading integrated entertainment company providing discount and premium ticketing services, event and branded merchandising, and production/promotion of live concert and theatrical events, today reported results for the three and six months ended June 30, 2009.

Second quarter 2009 revenue increased 58% to $26.6 million, compared to $16.9 million recorded in the comparable period last year. In the second quarter 2009 commissions and fees generated by our Ticketing Services segment were $4.7 million, revenue from Exhibit Merchandising was $2.3 million and revenue from Live Entertainment was $19.6 million. Net income for the second quarter was $659,000, or $0.02 per diluted common share, compared to a net loss of $1.2 million, or ($0.04) per diluted common share, reported in the second quarter of 2008.

The Company’s revenue for the six months ended June 30, 2009 was $46.7 million, compared to $40.0 million during the same period in 2008. Net income for the six months ended increased to $954,000, or $0.03 per diluted share, compared to a net loss of $704,000, or ($0.02) per diluted share, for the first six months of 2008.

The Company generated $2.5 million of cash from operating activities during the second quarter, and $4.4 million during the six months ended June 30, 2009, compared to $2.5 million for the comparable six months of 2008. The Company increased its cash balance to $12.9 million as of June 30, 2009 compared to $9.2 million as of December 31, 2008, and compared to $6.3 million for the same period last year. In addition, the Company has no debt.

“We are very pleased with our overall strong operating performance and the resulting revenues and cash flow in the face of a challenging economic environment.  Our ability to generate improved profitability in the second quarter and first six months of 2009 is due to our integrated business model and improving leverage,” said Mitch Francis, President and CEO of Tix Corporation. “During the quarter our 58% revenue growth was driven primarily by our Ticketing and Live Entertainment businesses and our operating results benefitted from lower SG&A as a percentage of revenue across all three businesses. Increased operating profitability resulted in strong operating cash flow and a 40% increase in our cash position.”

Segmental Operating Results

Overall revenue from the Company's Ticketing Services segment, which includes revenue from discount, premium ticket sales and membership group sales, increased 39% to $4.7 million for the quarter compared to $3.4 million in the prior year period. The increase in Ticketing Service revenues is primarily the result of a $1.3 million increase in discount show ticket sales as well as an increase in ancillary revenues, offset by a decline in premium ticket revenues. Operating income improved 39% to $2.0 million during the quarter compared to operating income of $1.4 million in the prior year period.

The Company's discount ticketing division, Tix4Tonight, increased the number of discount show tickets sold by 35% in the second quarter to 341,000 tickets. The gross sales value of discount show tickets sold, commissions and fees earned on the sale of discount tickets to customers increased 53%, to $19.5 million. Revenue for the discount show ticket division grew 47% to $4.1 million during the quarter ended June 30, 2009 compared to $2.8 million in the prior year period. The increase in revenue reflects a greater demand for discount tickets as well as an increase in the average selling price per ticket. The average selling price per ticket increased 13% to $57.38 in the second quarter 2009 as compared to an average selling price per ticket of $50.69 for the comparable time frame in 2008. Miscellaneous revenue from discount golf and dinner reservations increased 39% to $334,000 from $241,000 in the prior year period. Revenue from the Company's premium ticketing division, Tix4AnyEvent, was $196,000 compared to $317,000 in the prior year period. The revenue decline reflects the strategic decision taken in 2008 to change from a retail ticket seller to the public to a wholesaler of tickets, which was designed to reduce business risk and improve profitability.  Tix4Members.com, the Company’s internet based membership group ticketing operation, offers a nationwide marketing channel through a co-branded website with Costco for producers, presenters, artists, arenas and theaters. Tix4Members.com ticket sales revenue for the second quarter was not meaningful.

Exhibit Merchandising (EM), which operates retail specialty stores for touring museum exhibitions, generated revenue of $2.3 million during the quarter, compared to $3.0 million in the prior year period. Revenue was derived from the Company's retail outlets associated with the sale of merchandise related to touring exhibits, and was primarily derived from "Tutankhamun and The Golden Age of the Pharaohs." The decline in revenues was anticipated due to the move of the exhibit, “Tutankhamun and The Golden Age of the Pharaohs” from Dallas to San Francisco and “Tutankhamun the Golden King and the Great Pharaohs” from Atlanta to Indianapolis, which caused the exhibit to be closed for approximately 45 days for which there was no corresponding closure in the same period last year.  Selling, marketing and administrative expenses declined to 28% of revenues for the second quarter of 2009, compared to 41% in the prior year period. The decline as a percentage of revenue reflects the lower cost of operating domestic stores compared to operating stores abroad. Depreciation and amortization declined by 63% reflecting reduced amortization charges resulting from the impairment of intangible assets charge recorded at December 31, 2008.  As a result, operating loss for the quarter improved to $(16,000) compared to $(826,000) in the prior year period. During the first six months, profitability improved, with operating profit of $147,000, as compared to an operating loss of $(1.2) million in the prior year period.

Tix Productions (TPI), which produces and presents live entertainment events, generated an increase in revenue of 86% to $19.6 million for the second quarter, compared to the prior year period. Operating loss for the quarter improved to $(28,000) compared to $(418,000) in the prior year period. The significant increase in revenue was due to certain shows presenting in arenas that attracted a higher level of attendance and ticket prices. In the second quarter of 2009, TPI presented or produced 182 show dates as compared to 193 show dates in 2008.

Mr. Francis remarked, “We are excited about the opportunities in all three of our businesses for the second half of 2009 including the continued increases in the number and value of discount tickets and dinner reservations sold.  For our Live Entertainment business, we have the highly anticipated debut of 101 Dalmatians in October 2009, to set the stage for a strong 2010, as we leverage the integrated nature of our businesses, which will include merchandising rights.  With continued strong cash flow, a strong balance sheet and no debt we are well positioned to take advantage of the many growth opportunities we are seeing in our markets."

Investor Conference Call

The company will host a conference call for investors today, Thursday, August 6, 2009, beginning at 1:30 p.m. Pacific / 4:30 p.m. Eastern. Participants may access the call by dialing (877) 941-8609 (domestic) or (480) 629-9821 (international). In addition, the call will be webcast via the company's Web site at www.tixcorp.com, Investor Relations, where it will also be archived. A telephone replay will be available through Thursday, August 20, 2009. To access the replay, please dial (800) 406-7325 (domestic) or (303) 590-3030 (international), passcode 4124371.

About TIX Corporation

Tix Corporation is an integrated entertainment company providing discount and premium ticketing services, event and branded merchandising, and production/promotion of live concert and theatrical events. It currently operates six prime locations in Las Vegas under the Tix4Tonight marquee, offering up to a 50 percent discount for same-day shows, concerts, attractions and sporting events, as well as discount reservations for golf and dining. The Company also offers premium tickets to concerts, theater and sporting events throughout the United States under its Tix4AnyEvent.com brand. Newly launched Tix4Members.com offers closed groups both discount and premium tickets for nationwide events through a co-branded website with Costco. The Company's Exhibit Merchandising operation is engaged in branded merchandise development and sales activities related to museum exhibitions and other events, including the King Tutankhamun and Real Pirates tours; selling themed souvenir memorabilia and collector's items in specialty stores in conjunction with the specific events and venues. Tix Productions is dedicated to live concert and theatrical promotion and production throughout the United States, Canada and Europe and operates under the banners of Magic Arts & Entertainment and NewSpace Entertainment.

Safe Harbor Statement

Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are discussed in the Company's various filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements.

CONTACT: ICR, Inc.
John Mills
Anne Rakunas
(310) 954-1100

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)
Revenues	$26,584,000	$16,864,000
Operating expenses:
Direct costs of revenues	21,410,000	12,323,000
Selling and marketing expenses	581,000	799,000
General and administrative expenses, including non-cash equity-based costs of $438,000 and $594,000 in 2009 and 2008, respectively (including $303,000 and $415,000 for officers, directors and employees in 2009 and 2008, respectively)	3,337,000	4,059,000
Depreciation and amortization	626,000	1,102,000
Total costs and expenses	25,954,000	18,283,000
Operating Income (Loss)	630,000	(1,419,000)
Other:
Other income	129,000	164,000
Interest income	9,000	11,000
Interest expense	(3,000)	(4,000)
Other income, net	135,000	171,000
Net income (loss) before income tax expense	765,000	(1,248,000)
Current income tax expense (benefit)	106,000	(82,000)
Net income (loss)	659,000	(1,166,000)
Other comprehensive income (loss)
Foreign currency translation adjustments	9,000	(44,000)
Comprehensive income (loss)	$668,000	$(1,210,000)
Net income (loss) per common share -
Basic	$0.02	$(0.04)
Diluted	$0.02	$(0.04)
Weighted average common shares outstanding -
Basic	32,361,325	31,805,228
Diluted	32,645,364	31,805,228

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Six Months Ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)
Revenues	$46,754,000	$40,027,000
Operating expenses:
Direct costs of revenues	36,336,000	29,054,000
Selling and marketing expenses	1,187,000	2,175,000
General and administrative expenses, including non-cash equity-based costs of $851,000 and $1,196,000 in 2009 and 2008, respectively (including $693,000 and $829,000 for officers, directors and employees in 2009 and 2008, respectively)	7,093,000	7,521,000
Depreciation and amortization	1,247,000	2,224,000
Total costs and expenses	45,863,000	40,974,000
Operating Income (Loss)	891,000	(947,000)
Other:
Other income	154,000	208,000
Interest income	22,000	45,000
Interest expense	(7,000)	(10,000)
Other income, net	169,000	243,000
Net income (loss) before income tax expense	1,060,000	(704,000)
Current income tax expense	106,000	-
Net income (loss)	954,000	(704,000)
Other comprehensive income (loss)
Foreign currency translation adjustments	14,000	(44,000)
Comprehensive income (loss)	$968,000	$(748,000)
Net income (loss) per common share -
Basic	$0.03	$(0.02)
Diluted	$0.03	$(0.02)
Weighted average common shares outstanding -
Basic	32,332,963	31,224,025
Diluted	32,592,125	31,224,025

Consolidating Statement of Operations (unaudited)
Three months ended June 30,

	Ticketing	Exhibit	Live	Corporate	Consolidated
	Services	Merchandising	Entertainment	Expenses	and Combined

2009
Revenue	$4,670,000	$2,321,000	$19,593,000	$-	$26,584,000
Direct operating expenses	1,729,000	1,398,000	18,283,000	-	21,410,000
Selling, general and administrative expenses	904,000	642,000	1,140,000	1,232,000	3,918,000
Depreciation and amortization	61,000	297,000	198,000	70,000	626,000
Operating income (loss)	$1,976,000	$(16,000)	$(28,000)	$(1,302,000)	$630,000

Total assets	$3,908,000	$10,344,000	$11,269,000	$5,262,000	30,783,000

2008
Revenue	$3,368,000	$2,979,000	$10,517,000	$-	$16,864,000
Direct operating expenses	1,281,000	1,804,000	9,238,000	-	12,323,000
Selling, general and administrative expenses	613,000	1,207,000	1,510,000	1,528,000	4,858,000
Depreciation and amortization	52,000	794,000	187,000	69,000	1,102,000
Operating income (loss)	$1,422,000	$(826,000)	$(418,000)	$(1,597,000)	$(1,419,000)

Total assets	$2,882,000	$46,040,000	$11,060,000	$1,781,000	$61,763,000

Consolidating Statement of Operations (unaudited)
Six months ended June 30,

	Ticketing	Exhibit	Live	Corporate	Consolidated
	Services	Merchandising	Entertainment	Expenses	and Combined

2009
Revenue	$8,825,000	$5,110,000	$32,819,000	$-	$46,754,000
Direct operating expenses	3,263,000	3,103,000	29,970,000	-	36,336,000
Selling, general and administrative expenses	1,775,000	1,267,000	2,334,000	2,904,000	8,280,000
Depreciation and amortization	119,000	593,000	395,000	140,000	1,247,000
Operating income (loss)	$3,668,000	$147,000	$120,000	$(3,044,000)	$891,000

Total assets	$3,908,000	$10,344,000	$11,269,000	$5,262,000	30,783,000

2008
Revenue	$6,363,000	$6,082,000	$27,582,000	$-	$40,027,000
Direct operating expenses	2,810,000	3,681,000	22,563,000	-	29,054,000
Selling, general and administrative expenses	1,213,000	2,046,000	3,536,000	2,901,000	9,696,000
Depreciation and amortization	101,000	1,580,000	374,000	169,000	2,224,000
Operating income (loss)	$2,239,000	$(1,225,000)	$1,109,000	$(3,070,000)	$(947,000)

Total assets	$2,882,000	$46,040,000	$11,060,000	$1,781,000	$61,763,000

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash	$12,944,000	$9,192,000
Accounts receivable, including show revenues earned but not billed	1,038,000	1,104,000
Inventory, net	2,248,000	3,320,000
Prepaid expenses and other current assets	624,000	867,000
Total current assets	16,854,000	14,483,000

Property and equipment:
Office equipment and furniture	1,913,000	1,816,000
Equipment under capital lease	408,000	408,000
Leasehold improvements	365,000	364,000
Property and equipment, cost basis	2,686,000	2,588,000
Less accumulated depreciation	(1,419,000)	(1,155,000)
Total property and equipment, net	1,267,000	1,433,000

Other assets:
Intangible assets:
Goodwill	5,895,000	5,639,000
Intangibles, net	5,768,000	6,751,000
Total intangible assets	11,663,000	12,390,000
Capitalized theatrical costs	815,000	459,000
Deposits and other assets	184,000	83,000
Total other assets	12,662,000	12,932,000
Total assets	$30,783,000	$28,848,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,101,000	$4,822,000
Accrued expenses	2,559,000	1,515,000
Current portion of capital lease obligations	63,000	51,000
Deferred revenue	80,000	100,000
Income taxes payable	106,000	-
Total current liabilities	6,909,000	6,488,000

Non-current liabilities:
Capital lease obligations, less current portion	39,000	78,000
Deferred rent	52,000	85,000
Total non-current liabilities	91,000	163,000

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized; none issued
Common Stock, $.08 par value; 100,000,000 shares authorized; 32,437,626 shares outstanding net of 1,005,000 treasury shares, and 32,345,863 shares outstanding net of 732,370 treasury shares at June 30, 2009 and December 31, 2008 respectively	2,676,000	2,646,000
Additional paid-in capital	89,093,000	88,062,000
Cost of shares held in treasury (1,005,000 shares at June 30, 2009 and 732,370 shares at
December 31, 2008 respectively)	(2,541,000)	(2,098,000)
Accumulated deficit	(65,430,000)	(66,384,000)
Accumulated other comprehensive loss	(15,000)	(29,000)
Total stockholders' equity	23,783,000	22,197,000
Total liabilities and stockholders' equity	$30,783,000	$28,848,000

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Month Ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$954,000	$(704,000)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	264,000	237,000
Amortization of intangible assets	983,000	1,987,000
Fair valued common stock issued for services to employees	8,000	24,000
Fair valued common stock issued for services to consultants	50,000	367,000
Fair value of options issued to employees and directors	685,000	805,000
Fair value of warrants issued to consultants	108,000	-
Change in allowance of inventory	(2,000)	60,000
(Increase) decrease in:
Accounts receivable	66,000	(578,000)
Inventory	1,073,000	104,000
Prepaid expenses and other current assets	243,000	320,000
Capitalized theatrical costs, deposits and other assets	(456,000)	(461,000)
Increase (decrease) in:
Accounts payable and accrued expenses	324,000	381,000
Income taxes payable	106,000
Deferred revenue	(20,000)	2,000
Deferred rent	(33,000)	(74,000)
Net cash provided by operating activities	4,353,000	2,470,000

Cash flows from investing activities:
Purchases of property and equipment	(98,000)	(336,000)
Purchase of Magic Arts & Entertainment, net of cash acquired	-	(1,972,000)
Purchase of NewSpace Entertainment, net of cash acquired	-	(1,254,000)
Net cash used in investing activities	(98,000)	(3,562,000)

Cash flows from financing activities:
Cost of Treasury Stock	(443,000)	-
Payments on capital lease obligations	(28,000)	(22,000)
Net proceeds from exercise of options and warrants	(46,000)	54,000
Net cash provided by (used in) financing activities	(517,000)	32,000

Effect of exchange rate changes on cash	14,000	(36,000)

Change in Cash:
Net increase (decrease)	3,752,000	(1,096,000)
Balance at beginning of period	9,192,000	7,417,000
Balance at end of period	$12,944,000	$6,321,000

Supplemental disclosures of cash flow information:

Cash paid for:
Income taxes	$-	$-
Interest	$7,000	$10,000

Non-cash investing activities:
Issuance of earn-out shares of 190,476 and originally issued 476,190 shares of common stock in conjunction with the acquisition of Magic Arts & Entertainment - Florida, Inc. in 2009 and 2008 respectively.	$256,000	$2,257,000
Issuance of 571,428 shares of common stock in conjunction with the acquisition of NewSpace Entertainment, Inc.	$-	$2,595,000